Exhibit 99.1

Hudson Pacific Properties, Inc. Updates Full-Year 2011 FFO Guidance

Los Angeles, CA, June 6, 2011 - Hudson Pacific Properties, Inc. (the “Company”) (NYSE: HPP) today revised its full-year 2011 FFO guidance to a range of $0.99 to $1.04 per diluted share.

The Company recently completed several material transactions not reflected in its previously provided full-year 2011 FFO guidance, including an amendment to its $200.0 million secured credit facility and the issuance of 11,117,500 shares of the Company's common stock for approximately $156.7 million (after underwriter discount) via a public offering and concurrent private placement. Approximately $81.0 million of the offering proceeds was used on May 4, 2011 to repay all outstanding indebtedness under the Company's revolving secured credit facility and another $14.3 million of the offering proceeds was used on June 1, 2011 to repay project financing relating to our Tierrasanta project. The remaining offering proceeds continue to be available for general corporate purposes and to fund future acquisitions.

As with the previously provided guidance, the estimates include all prior acquisition and related financing activity, including the acquisition and financing of Rincon Center, which the Company completed on April 29, 2011. This guidance also reflects the Company's FFO for the three months ended March 31, 2011 of $0.34 per diluted share (based on the fully diluted weighted average common shares and units outstanding for the first quarter), which includes $0.08 per diluted share from an early lease termination payment and write-off of the straight-line rent receivable and lease buy-out cost asset associated with a single-floor tenant at the Company's City Plaza project. The guidance also includes $0.02 per diluted share from the anticipated acquisition of 625 Second Street in San Francisco, which the Company recently signed a purchase contract to acquire within the third quarter of this year, subject to completing the assumption of existing project financing for that property. The estimates reflect management's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this release, but otherwise exclude any impact from future acquisitions, dispositions, debt financings or repayments, recapitalizations, capital market activity, or similar matters.

About Hudson Pacific Properties

Hudson Pacific Properties, Inc. is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties and state-of-the-art media and entertainment properties in select growth markets primarily in Northern and Southern California. The Company's strategic investment program targets high barrier-to-entry, in-fill locations with favorable, long-term supply-demand characteristics in select target markets including Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley and the East Bay. The Company's portfolio consists of approximately 4.0 million square feet. The Company intends to elect to be taxed and to operate in a manner that will allow it to qualify as a real estate investment trust, or REIT, for federal income tax purposes, commencing with the taxable year ended December 31, 2010. Hudson Pacific Properties is a component of the Russell 2000® and the Russell 3000® indices. For additional information, visit www.hudsonpacificproperties.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements,

Exhibit 99.1

see the section entitled “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 24, 2011, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Investor Contact:
Hudson Pacific Properties, Inc.
Mark Lammas
Chief Financial Officer
(310) 445-5700

or

Investor / Media Contact:
Addo Communications, Inc.
Andrew Blazier
(310) 829-5400
andrewb@addocommunications.com